UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2022, Sugarmade, Inc. (the “Company”) filed with the Delaware Secretary of State a certificate of amendment (the “Amendment”) to the Company’s certificate of incorporation (the “Certificate of Incorporation”). The Amendment had the effect of increasing the Company’s authorized common stock from 10 billion shares to 20 billion shares (the “Increase in Authorized Shares”). The Amendment was approved by the Company’s board of directors (the “Board”) and by Jimmy Chan in his capacity as majority stockholder of the Company. Mr. Chan also serves as the Company’s Chief Executive Officer, Chairman, principal financial officer and principal accounting officer.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 16, 2021, Mr. Chan, who holds a majority of the voting power of the Company’s issued and outstanding capital stock, acting by written consent, approved the Amendment. Mr. Chan is the Company’s Chief Executive Officer, Chairman, principal financial officer and principal accounting officer. In addition to other securities of the Company, Mr. Chan holds one share of the Company’s Series C preferred stock, $0.001 par value per share (the “Series C Preferred”), which has a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the common stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. The Series C Preferred votes on any matter submitted to the holders of the common stock, or any class thereof, for a vote, and votes together with the common stock, or any class thereof, as applicable, on such matter for as long as the share of Series C Preferred is issued and outstanding. As a result of Mr. Chan’s share of Series C Preferred, Mr. Chan holds a majority of the voting power of the Company’s issued and outstanding capital stock.

Also on December 16, 2021, Mr. Chan, acting by written consent, approved an amendment to the Certificate of Incorporation that, if filed, would effect a reverse stock split of the outstanding shares of the Company’s common stock, by a ratio of 1-for-200, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”). The Reverse Stock Split is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), and the Company will not effect the Reverse Stock Split until it is cleared by FINRA. The Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to effecting the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: March 7, 2022	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer